                                                                       EXHIBIT 4

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                      DUKE-WEEKS REALTY LIMITED PARTNERSHIP
                                     ISSUER

                                       TO

                          BANK ONE TRUST COMPANY, N.A.
                                     TRUSTEE

                          NINTH SUPPLEMENTAL INDENTURE

                            DATED AS OF MARCH 5, 2001


                    $175,000,000 6.950% SENIOR NOTES DUE 2011





                            SUPPLEMENT TO INDENTURE,
                     DATED AS OF SEPTEMBER 19, 1995, BETWEEN
                    DUKE-WEEKS REALTY LIMITED PARTNERSHIP AND
                          BANK ONE TRUST COMPANY, N.A.
          (SUCCESSOR IN INTEREST TO THE FIRST NATIONAL BANK OF CHICAGO)

================================================================================

         NINTH SUPPLEMENTAL INDENTURE, dated as of March 5, 2001, between DUKE-WEEKS REALTY LIMITED PARTNERSHIP, an Indiana limited partnership (the "Issuer"), having its principal offices at 600 East 96th Street, Suite 100, Indianapolis, IN 46240 and BANK ONE TRUST COMPANY, N.A. (successor in interest to The First National Bank of Chicago), a national banking association organized under the laws of the United States of America, as trustee (the "Trustee"), having its Corporate Trust Office at 14 Wall Street, Eighth Floor - Window 2, New York, New York 10005.

                                    RECITALS

                  WHEREAS, the Issuer executed and delivered its Indenture (the "Original Indenture"), dated as of September 19, 1995, to the Trustee to issue from time to time for its lawful purposes debt securities evidencing its unsecured and unsubordinated indebtedness.

                  WHEREAS, the Original Indenture provides that by means of a supplemental indenture, the Issuer may create one or more series of its debt securities and establish the form and terms and conditions thereof.

                  WHEREAS, the Issuer intends by this Ninth Supplemental Indenture to (i) create a series of debt securities, in an aggregate principal amount not to exceed $175,000,000, entitled "Duke-Weeks Realty Limited Partnership 6.950% Senior Notes due 2011" (the "Notes"); and (ii) establish the form and the terms and conditions of such Notes.

                  WHEREAS, the Board of Directors of Duke-Weeks Realty Corporation, the general partner of the Issuer, acting through authority delegated to certain of its executive officers, has approved the creation of the Notes and the form, terms and conditions thereof.

                  WHEREAS, the consent of Holders to the execution and delivery of this Ninth Supplemental Indenture is not required, and all other actions required to be taken under the Original Indenture with respect to this Ninth Supplemental Indenture have been taken.

                  NOW, THEREFORE IT IS AGREED:

                                  ARTICLE ONE
  DEFINITIONS, CREATION, FORM AND TERMS AND CONDITIONS OF THE DEBT SECURITIES

         SECTION 1.01. DEFINITIONS. Capitalized terms used in this Ninth Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Original Indenture. In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

                  "DTC" means The Depository Trust Company.

                  "GLOBAL NOTE" means a single fully-registered global note in book-entry form, without coupons, substantially in the form of Exhibit A attached hereto.

                  "INDENTURE" means the Original Indenture as supplemented by this Ninth Supplemental Indenture.

                  "NOTES" means the Issuer's 6.950% Senior Notes due March 15, 2011, a form of which is attached hereto as Exhibit A.

         SECTION 1.02. CREATION OF THE DEBT SECURITIES. In accordance with
Section 301 of the Original Indenture, the Issuer hereby creates the Notes as a separate series of its debt securities issued pursuant to the Indenture. The Notes shall be issued in an aggregate principal amount not to exceed $175,000,000.

         SECTION 1.03. FORM OF THE DEBT SECURITIES. The Notes will be represented by a single fully-registered global note in book-entry form, without coupons, registered in the name of the nominee of DTC. The Notes shall be in the form of Exhibit A attached hereto. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the Indenture. Ownership of beneficial interests in the Global Note will be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or persons that hold interests through participants (with respect to beneficial interests of beneficial owners).

         SECTION 1.04. TERMS AND CONDITIONS OF THE DEBT SECURITIES. The Notes shall be governed by all the terms and conditions of the Original Indenture, as supplemented by this Ninth Supplemental Indenture, and in particular, the following provisions shall be terms of the Notes:

         (a) PAYMENT OF PRINCIPAL AND INTEREST. Principal and interest payments on interests represented by a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner of such Global Note. All payments of principal and interest in respect of the Notes will be made by the Issuer in immediately available funds.

         (b) APPLICABILITY OF DEFEASANCE OR COVENANT DEFEASANCE. The provisions of Article 14 of the Original Indenture shall apply to the Notes.

                                   ARTICLE TWO
                                     TRUSTEE

         SECTION 2.01. TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Ninth Supplemental Indenture or the due execution thereof by the Issuer. The recitals of fact contained herein shall be taken as the statements solely of the Issuer, and the Trustee assumes no responsibility for the correctness thereof.

                                 ARTICLE THREE
                            MISCELLANEOUS PROVISIONS

         SECTION 3.01. RATIFICATION OF ORIGINAL INDENTURE. This Ninth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Ninth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 3.02. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 3.03. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Ninth Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

         SECTION 3.04. SEPARABILITY CLAUSE. In case any one or more of the provisions contained in this Ninth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 3.05. GOVERNING LAW. This Ninth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Ninth Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Ninth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 3.06. COUNTERPARTS. This Ninth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                   DUKE-WEEKS REALTY LIMITED PARTNERSHIP

                                   By: DUKE-WEEKS REALTY CORPORATION
                                       -----------------------------
                                         General Partner

                                   By: /s/ James R. Windmiller
                                       -----------------------------
                                     Name:  James R. Windmiller
                                     Title: Senior Vice President,
                                            Corporate Taxation

Attest:

/s/ Douglas E. Greer
----------------------------------
Name:  Douglas E. Greer
Title: Vice President, Deputy General
       Counsel and Assistant Secretary

                                             BANK ONE TRUST COMPANY, N.A.,
                                               as Trustee

                                             By: /s/ Janice Ott Rotunno
                                                --------------------------------
                                             Name:  Janice Ott Rotunno
                                             Title: Vice President
Attest:


-----------------------------------
Name:
Title:

STATE OF ___________                )
                                    ) ss:
COUNTY OF __________                )

                  On the ___________ day of __________ 2001, before me
personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _____________________________________, that he/she is ________________ of DUKE-WEEKS REALTY CORPORATION, the general partner of DUKE-WEEKS REALTY LIMITED PARTNERSHIP, one of the parties described in and which executed the foregoing instrument, and that he/she signed his/her name thereto by authority of the Board of Directors.

[Notarial Seal]

                                  ----------------------------------------------
                                  Notary Public
                                  COMMISSION EXPIRES

STATE OF ____________      )
                           ) ss:
COUNTY OF ____________     )


                  On the __________ day of __________ 2001, before me personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _____________________________________, that he/she is a _______________ of BANK ONE TRUST COMPANY, N.A., one of the parties described in and which executed the foregoing instrument, and that he/she signed his/her name thereto by authority of the Board of Directors.

[Notarial Seal]

                                  ----------------------------------------------
                                  Notary Public
                                  COMMISSION EXPIRES

                                                                       EXHIBIT A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED                                                            REGISTERED

NO. __________                                                  PRINCIPAL AMOUNT

CUSIP NO. 26441YAD9                                                 $175,000,000


                      DUKE-WEEKS REALTY LIMITED PARTNERSHIP

                          6.950% SENIOR NOTES DUE 2011

                  Duke-Weeks Realty Limited Partnership, an Indiana limited partnership (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of One Hundred Seventy-Five Million Dollars on March 15, 2011 (the "Maturity Date"), and to pay interest thereon from March 5, 2001 (or from the most recent interest payment date to which interest has been paid or duly provided for), semi-annually on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing on September 15, 2001, and on the Maturity Date, at the rate of 6.950% per annum, until payment of said principal sum has been made or duly provided for.

                  The interest so payable and punctually paid or duly provided for on any Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the "Record Date" for such payment, which will be 15 days (regardless of whether such day is a Business Day (as defined below)) prior to such payment date or the Maturity Date, as the case may be. Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such record date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall be not less than five Business Days (as defined below) prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 15 days preceding such subsequent record date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

                  The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The Borough of Manhattan, The City of New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in the City of New York as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

                  Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including March 5, 2001 in the case of the initial Interest Payment Date) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day (as defined below), the required payment of interest or principal or both, as the case may be, will be made on the next Business Day with the same force and effect as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. "Business Day" means any day, other than a Saturday or a Sunday, on which banking institutions in The City of New York are open for business.

                  Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Note shall not be entitled to the benefits of the Indenture referred to on the reverse hereof or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under such Indenture.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its authorized officers.

Dated as of: March 5 , 2001



                             DUKE-WEEKS REALTY LIMITED PARTNERSHIP,
                                    as Issuer

                             By:      DUKE-WEEKS REALTY CORPORATION,
                                      as General Partner

                             By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                             By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                      BANK ONE TRUST COMPANY, N.A.
                                             as Trustee

                                      By:
                                          --------------------------------------
                                          Authorized Officer

                                [REVERSE OF NOTE]

                      DUKE-WEEKS REALTY LIMITED PARTNERSHIP

                          6.950% SENIOR NOTES DUE 2011

                  This security is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of September 19, 1995 (hereinafter called the "Indenture"), duly executed and delivered by the Issuer to Bank One Trust Company, N.A. (formerly known as The First National Bank of Chicago), as Trustee (hereinafter called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which the Indenture and all indentures supplemental thereto relating to this security reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture or any indenture supplemental thereto. This security is one of a series designated as the 6.950% Senior Notes due March 15, 2011 of the Issuer, limited in aggregate principal amount to $175,000,000.

                  In case an Event of Default with respect to this security shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Security so affected, (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate or amount of interest thereon, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, or
(iii) reduce the percentage of Securities, the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults thereunder. It is also provided in the

Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in aggregate principal amount outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all series of Securities) may on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the Holder of this security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of the security and any securities that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this security or such other securities.

                  No reference herein to the Indenture and no provision of this security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

                  This security is issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. Securities may be exchanged for a like aggregate principal amount of securities of this series of other authorized denominations at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

                  Upon due presentment for registration of transfer of Securities at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, one or more new Securities of the same series of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Issuer, the Trustee or any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this security is registered as the absolute owner of this security (whether or not this security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

                  The Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

                  Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture and all indentures supplemental thereto relating to this security.